Exhibit 99.9

ISSN 1718-8369

Volume 6, number 4	November 25, 2011
AS AT AUGUST 31, 2011

Highlights for August 2011

❑	Budgetary revenue in August amounts to $4.9 billion, up $565 million compared to last year. Own-source revenue amounts to $3.7 billion while federal transfers stand at $1.2 billion.

❑	Program spending amounts to $4.1 billion, up $96 million compared to last year.

❑	Debt service amounts to $611 million, up $26 million compared to August 2010.

❑	A surplus of $252 million was posted in August 2011.

❑	Taking the $59 million deposited in the Generations Fund into account, the monthly budgetary balance within the meaning of the Balanced Budget Act shows a surplus of $193 million.

On the basis of the cumulative results as at August 31, 2011, the budget deficit, within the meaning of the Balanced Budget Act, amounts to $912 million. As forecast in the Update on Québec’s Economic and Financial Situation of last October 25, the 2011-2012 budget deficit within the meaning of the Balanced Budget Act should amount to $3.8 billion.

SUMMARY OF CONSOLIDATED BUDGETARY TRANSACTIONS
(millions of dollars)	(Unaudited data)

					Update on Québec’s
					Economic and
	August		April to August		Financial Situation
						Forecast Growth
	2010[1]	2011	2010-2011[1]	2011-2012	2011-2012%
BUDGETARY REVENUE
Own-source revenue	3 079	3 664	18 638	20 325	50 257	6.4
Federal transfers	1 268	1 248	6 330	6 232	15 147	- 1.8
Total	4 347	4 912	24 968	26 557	65 404	4.4
BUDGETARY EXPENDITURE
Program spending	- 3 973	- 4 069	- 23 946	- 24 783	- 61 284	1.9
Debt service	- 585	- 611	- 2 850	- 3 084	- 7 723	10.6
Total	- 4 558	- 4 680	- 26 796	- 27 867	- 69 007	2.8
CONSOLIDATED ENTITIES[2]
Non-budget-funded bodies and special funds	323	- 25	758	420	150	—
Health and social services and education networks	- 17	- 14	- 83	- 22	53	—
Generations Fund	54	59	270	296	929	—
Total	360	20	945	694	1 132	—
Contingency reserve	—	—	—	—	- 400	—
SURPLUS (DEFICIT)	149	252	- 883	- 616	- 2 871	—
BALANCED BUDGET ACT
Generations Fund	- 54	- 59	- 270	- 296	- 929	—
BUDGETARY BALANCE WITHIN THE MEANING OF THE BALANCED BUDGET ACT	95	193	- 1 153	- 912	- 3 800	—

1

For comparison purposes, the figures for 2010-2011 have been adjusted to reflect the reclassification of the expenditure for doubtful accounts as a charge against tax revenues and those attributable to the creation of special funds since the tabling of the March 2010 budget, in particular the Land Transportation Network Fund (FORT) and the Tax Administration Fund (FRAF).

2	The details of these revenues and expenditures are shown on page 5 of this report.

Cumulative results as at August 31, 2011

Budgetary balance

❑	For the period from April to August 2011, the budgetary balance within the meaning of the Balanced Budget Act shows a deficit of $912 million.

Budgetary revenue

❑	As at August 31, 2011, budgetary revenue amounts to $26.6 billion, $1.6 billion more than as at August 31, 2010.

	—	Own-source revenue stands at $20.3 billion, $1.7 billion more than last year.

	—	Federal transfers amount to $6.2 billion, down $98 million compared to August 31, 2010.

Budgetary expenditure

❑	Since the beginning of the fiscal year, budgetary expenditure amounts to $27.9 billion, an increase of $1.1 billion, or 4%, compared to last year.

—

For the first five months of the fiscal year, program spending rose by $837 million, or 3.5%, and stands at $24.8 billion. The increase forecast for 2011-2012 in the Update on Québec’s Economic and Financial Situation of last October 25 is 1.9%.

		–	The most significant changes are in the Health and Social Services ($450 million), Education and Culture ($446 million) and Economy and Environment (-$311 million) missions.

		–	Program spending is made more quickly in 2011-2012 because of the allocation details of certain grants. Moreover, measures are being taken to comply with the spending growth objective.

	—	Debt service stands at $3.1 billion, an increase of $234 million or 8.2% compared to last year.

Consolidated entities

❑	As at August 31, 2011, the results of consolidated entities show a surplus of $694 million. These results include:

	—	a surplus of $420 million for non-budget-funded bodies and special funds;

	—	a $22-million deficit for the health and social services and the education networks;

	—	revenue dedicated to the Generations Fund of $296 million.

Net financial requirements

❑

As at August 31, 2011, consolidated net financial requirements stand at $4.8 billion, an increase of $150 million compared to last year. The financial requirements reflect the current budget deficit as well as the variation, from one year to the next, in receipts and disbursements made in the course of the government’s operations.

CONSOLIDATED BUDGETARY AND FINANCIAL TRANSACTIONS
(millions of dollars)	(Unaudited data)

	August			April to August
	2010[1]	2011	Change	2010-2011[1]	2011-2012	Change
BUDGETARY REVENUE
Own-source revenue	3 079	3 664	585	18 638	20 325	1 687
Federal transfers	1 268	1 248	- 20	6 330	6 232	- 98
Total	4 347	4 912	565	24 968	26 557	1 589
BUDGETARY EXPENDITURE
Program spending	- 3 973	- 4 069	- 96	- 23 946	- 24 783	- 837
Debt service	- 585	- 611	- 26	- 2 850	- 3 084	- 234
Total	- 4 558	- 4 680	- 122	- 26 796	- 27 867	- 1 071
CONSOLIDATED ENTITIES[2]
Non-budget-funded bodies and special funds	323	- 25	- 348	758	420	- 338
Health and social services and education networks	- 17	- 14	3	- 83	- 22	61
Generations Fund	54	59	5	270	296	26
Total	360	20	- 340	945	694	- 251
SURPLUS (DEFICIT)	149	252	103	- 883	- 616	267
Consolidated non-budgetary surplus (requirements)	1 692	67	- 1 625	- 3 745	- 4 162	- 417
CONSOLIDATED NET FINANCIAL SURPLUS (REQUIREMENTS)	1 841	319	- 1 522	- 4 628	- 4 778	- 150

1

For comparison purposes, the figures for 2010-2011 have been adjusted to reflect the reclassification of the expenditure for doubtful accounts as a charge against tax revenues and those attributable to the creation of special funds since the tabling of the March 2010 budget, in particular the Land Transportation Network Fund (FORT) and the Tax Administration Fund (FRAF).

2	The details of these revenues and expenditures are shown on page 5 of this report.

CONSOLIDATED REVENUE FUND REVENUE
(millions of dollars)	(Unaudited data)

	August			April to August
			Change			Change
Revenue by source	2010[1]	2011	%	2010-2011[1]	2011-2012%
Own-source revenue excluding government enterprises
Income and property taxes
Personal income tax	937	1 386	47.9	7 072	7 518	6.3
Contributions to Health Services Fund	376	431	14.6	2 340	2 436	4.1
Corporate taxes	217	218	0.5	1 414	1 543	9.1
Consumption taxes	1 037	1 184	14.2	5 347	6 204	16.0
Others sources	208	110	- 47.1	831	844	1.6
Total own-source revenue excluding government enterprises	2 775	3 329	20.0	17 004	18 545	9.1
Revenue from government enterprises	304	335	10.2	1 634	1 780	8.9
Total own-source revenue	3 079	3 664	19.0	18 638	20 325	9.1
Federal transfers
Equalization	712	651	- 8.6	3 563	3 256	- 8.6
Protection payment	—	31	—	—	154	—
Health transfers	356	382	7.3	1 777	1 887	6.2
Transfers for post-secondary education and other social programs	120	123	2.5	597	614	2.8
Other programs	80	61	- 23.8	393	321	- 18.3
Total federal transfers	1 268	1 248	- 1.6	6 330	6 232	- 1.5
BUDGETARY REVENUE	4 347	4 912	13.0	24 968	26 557	6.4

1

For comparison purposes, the figures for 2010-2011 have been adjusted to reflect the reclassification of the expenditure for doubtful accounts as a charge against tax revenues and those attributable to the creation of special funds since the tabling of the March 2010 budget, in particular the Land Transportation Network Fund (FORT) and the Tax Administration Fund (FRAF).

CONSOLIDATED REVENUE FUND EXPENDITURE
(millions of dollars)	(Unaudited data)

	August			April to August
			Change			Change
Expenditures by mission	2010[1]	2011	%	2010-2011[1]	2011-2012%
Program spending
Health and Social Services	1 939	2 080	7.3	11 714	12 164	3.8
Education and Culture	624	877	40.5	5 700	6 146	7.8
Economy and Environment	638	286	- 55.2	2 622	2 311	- 11.9
Support for Individuals and Families	506	531	4.9	2 423	2 536	4.7
Administration and Justice	266	295	10.9	1 487	1 626	9.3
Total program spending	3 973	4 069	2.4	23 946	24 783	3.5
Debt service	585	611	4.4	2 850	3 084	8.2
BUDGETARY EXPENDITURE	4 558	4 680	2.7	26 796	27 867	4.0

1

For comparison purposes, the figures for 2010-2011 have been adjusted to reflect the reclassification of the expenditure for doubtful accounts as a charge against tax revenues and those attributable to the creation of special funds since the tabling of the March 2010 budget, in particular the Land Transportation Network Fund (FORT) and the Tax Administration Fund (FRAF).

DETAILED INFORMATION ON THE TRANSACTIONS OF CONSOLIDATED ENTITIES
(millions of dollars)	(Unaudited data)

	August
	Special funds	Non-budget- funded bodies	Health and education networks		Generations Fund	Specified purpose accounts	Total	Consolidation adjustments		Total
REVENUE	1 003	1 390	—		59	30	2 482	- 1 473		1 009
EXPENDITURE
Expenditure	- 802	- 1 371	- 14	[1]	—	- 30	- 2 217	1 391	[2]	- 826
Debt service	- 144	- 101	—		—	—	- 245	82		- 163
TOTAL	- 946	- 1 472	- 14		—	- 30	- 2 462	1 473		- 989
RESULTS	57	- 82	- 14		59	—	20	—		20

	April to August
	Special funds	Non-budget- funded bodies	Health and education networks		Generations Fund	Specified purpose accounts	Total	Consolidation adjustments		Total
REVENUE	4 915	7 655	—		296	554	13 420	- 8 823		4 597
EXPENDITURE
Expenditure	- 3 921	- 6 989	- 22	[1]	—	- 554	- 11 486	8 438	[2]	- 3 048
Debt service	- 708	- 532	—		—	—	- 1 240	385		- 855
TOTAL	- 4 629	- 7 521	- 22		—	- 554	- 12 726	8 823		- 3 903
RESULTS	286	134	- 22		296	—	694	—		694

1	The results of the networks are presented according to the modified equity accounting method.
2	Consolidation adjustments include the elimination of program spending of the Consolidated Revenue Fund.

For more information, contact the Direction des communications of the ministère des Finances du Québec at 418 528-9323.

The report is also available on the ministère des Finances du Québec website: www.finances.gouv.qc.ca.